SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 3, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 9.

At a meeting with industry analysts today, the Company announced the following:

•	In 2002, the Company continued a business-by-business assessment of labor and other costs and initiated cost-saving actions and programs, including a companywide reduction in salaried staffing in the fourth quarter that the Company expects will produce annual savings of approximately $7 million.

•	In early January of 2003, the company signed a four-year contract with the unions representing workers at the Company’s Lewiston, Idaho, pulp-based operations. The Company expects the new contract in Lewiston will result in annual savings of approximately $5 million.

•	In the fourth quarter of 2002, the Company began a 30 percent expansion of softwood lumber production at its Arkansas sawmills in Warren and Prescott through the addition of a third shift. That expansion, coupled with productivity improvements throughout the division, is expected to reduce unit costs and increase the Company’s overall lumber production by roughly 15 percent in 2003.

•	In the fourth quarter of 2002, the Company signed an option agreement with the internationally recognized Trust for Public Land (TPL) to pursue a working forest conservation easement on a substantial portion of the Company’s Idaho timberlands. The agreement calls for a phased evaluation of easement candidate properties, starting in 2003. If approved by the Company’s Board of Directors, properties selected during the evaluation process will be permanently protected from commercial and residential development, while permitting sustainable timber production and recreational and scenic uses. In exchange for foregoing development opportunities, the Company will receive compensation—raised from public and private sources—that TPL believes can exceed approximately $40 million, over several years.

Except for the historical information contained herein, the matters set forth above, including statements concerning expected annual savings, expected decreases in unit production costs, expected increases in lumber production, and estimates of future compensation for conservation land easements, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s best estimates and assumptions regarding future events and are therefore subject to known and unknown risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include cyclical conditions in the forest products industry, competitive conditions and prices in the Company’s markets, changes in wood fiber, energy and other variable operating expenses, the Company’s ability to achieve annual cost savings and to increase lumber production, changes in environmental laws and unforeseen environmental liabilities and expenditures, the Company’s substantial indebtedness and its ability to maintain compliance with financial covenants in its loan agreements, fires and other natural disasters, labor disruptions and other risks and

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uncertainties described from time to time in Potlatch’s reports filed with the SEC, including its Annual Report in Form 10-K for the year ended December 31, 2002. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances occurring after the date hereof.

The following information is being provided under Item 12:

As disclosed in our Form 10-K for the year ended December 31, 2002, which was filed with the Commission on March 7, 2003, we have divided our former Pulp and Paper segment into two separate segments, the Consumer Products segment and the Pulp and Paperboard segment, effective January 1, 2003. The following table presents segment sales and operating income data for all reporting periods in 2002, reclassified to conform to our current reporting segments.

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Potlatch Corporation

Reclassification of Business Segment Information

(Unaudited)

(Dollars in thousands)
Period ended	3/31/02	3 months 6/30/02	6 months 6/30/02	3 months 9/30/02	9 months 9/30/02	3 months 12/31/02	12 months 12/31/02
Segment Sales
Resource	$119,623	$88,115	$207,738	$106,301	$314,039	$90,465	$404,504

Wood products
Oriented strand board	46,665	46,840	93,505	47,538	141,043	46,250	187,293
Lumber	67,433	71,850	139,283	58,866	198,149	51,641	249,790
Plywood	9,314	8,862	18,176	8,698	26,874	8,041	34,915
Particleboard	3,176	4,575	7,751	4,051	11,802	2,281	14,083
Other	5,986	6,030	12,016	5,140	17,156	5,921	23,077

	132,574	138,157	270,731	124,293	395,024	114,134	509,158

Pulp and paperboard
Paperboard	93,917	98,969	192,886	100,255	293,141	101,944	395,085
Pulp	10,762	11,538	22,300	13,465	35,765	12,718	48,483

	104,679	110,507	215,186	113,720	328,906	114,662	443,568

Consumer products	81,034	81,326	162,360	74,718	237,078	78,630	315,708

	437,910	418,105	856,015	419,032	1,275,047	397,891	1,672,938
Elimination of intersegment sales	(119,721)	(84,927)	(204,648)	(94,972)	(299,620)	(87,101)	(386,721)

Total consolidated net sales	$318,189	$333,178	$651,367	$324,060	$975,427	$310,790	$1,286,217

Intersegment sales or transfers
Resource	$108,282	$74,234	$182,516	$81,605	$264,121	$75,048	$339,169
Wood products	3,838	3,327	7,165	2,723	9,888	2,601	12,489
Pulp and paperboard	7,577	7,348	14,925	10,617	25,542	9,433	34,975
Consumer products	24	18	42	27	69	19	88

Total	$119,721	$84,927	$204,648	$94,972	$299,620	$87,101	$386,721

Operating Income (Loss)
Resource	$10,025	$12,502	$22,527	$19,742	$42,269	$20,285	$62,554
Wood products	(1,116)	853	(263)	(9,126)	(9,389)	(17,642)	(27,031)
Pulp and paperboard	(19,048)	(7,327)	(26,375)	(6,506)	(32,881)	(9,940)	(42,821)
Consumer products	13,308	12,493	25,801	9,377	35,178	7,628	42,806
Eliminations and adjustments	338	17	355	309	664	(4,053)	(3,389)

	3,507	18,538	22,045	13,796	35,841	(3,722)	32,119
Corporate	(27,995)	(29,287)	(57,282)	(30,817)	(88,099)	(27,517)	(115,616)

Consolidated loss from continuing operations before taxes on income	$(24,488)	$(10,749)	$(35,237)	$(17,021)	$(52,258)	$(31,239)	$(83,497)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary